UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 13, 2018

Date of Report (Date of earliest event reported)

ENDLESS CHARGE, INC.

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	000-55739	81-4678961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4981 Irwindale Ave. Suite 750 Irwindale, CA	91706
(Address of Principal Executive Offices)	(Zip Code)

818-649-4738

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 ☐   Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Secretary of the Corporation

On September 12, 2018, the board of directors (the “Board”) of Endless Charge, Inc. (the “Company”) met to discuss the need to recalibrate the Company’s management team to better position the Company to achieve success in preparing the Company to assemble a prototype vehicle demonstrating the wind turbine to recharge an Electric Vehicle's batteries, while also lowering expenses.

As part of that recalibration, on September 12, 2018, in order to facilitate the appointment of a new Secretary of the Company, Garry Mark Mupas resigned as Secretary of the Company. The resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

Following his resignation, Mr. Mupas will continue in his position as Chief Operating Officer of the Company.

Appointment of New Secretary; Performance of Accounting Functions

Concurrent with Mr. Mupas’s resignation, the Board appointed Board Member Ray Puen as the new Secretary of the Company. In connection with his appointment as Secretary of the Company, Mr. Puen will not receive any compensation but will receive shares of stock to be determined later by the Board.

Mr. Puen, age 77, was instrumental in bringing the Elago X-10 Wind Turbine to Endless Charge, Inc. from the Philippines by obtaining its distribution rights from the inventor, Mr. Lorenzo Elago.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENDLESS CHARGE, INC.

Date: September 13, 2018	By:	/s/ Garry Mark Mupas
Garry Mark Mupas
Chief Executive Officer

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